As filed with the Securities and Exchange Commission on August 5, 2025
                                         Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
______________________
PACIRA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	51-0619477
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Sierra Point Parkway, Suite 900 Brisbane, California 94005
(Address and zip code of principal executive offices)

Pacira BioSciences, Inc. Amended and Restated 2011 Stock Incentive Plan
(Full title of the plan)

Frank D. Lee
Chief Executive Officer
Pacira BioSciences, Inc.
2000 Sierra Point Parkway, Suite 900
Brisbane, California 94005
(Name and address of agent for service)

(650) 242-8052
(Telephone number, including area code, of agent for service)
______________________
Copy to:
Jason Day
Ned A. Prusse
Jonathan S. Schulman
Perkins Coie LLP
1900 Sixteenth Street, Suite 1400
Denver, Colorado 80202
(303) 291-2300
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Pacira BioSciences, Inc. previously filed Registration Statements on Form S-8 with the United States Securities and Exchange Commission (the “SEC”) on June 23, 2011 (File No. 333-175101), June 7, 2012 (File No. 333-181986), June 5, 2014 (File No. 333-196542), June 17, 2016 (File No. 333-212098), August 8, 2019 (File No. 333-233141), August 3, 2021 (File No. 333-258410) and August 2, 2023 (File No. 333-273613) (collectively, the “Prior Registration Statements”), pertaining to, among other things, the registration of shares of common stock, par value $0.001 per share (the “Common Stock”), authorized to be issued pursuant to the Pacira BioSciences, Inc. Amended and Restated 2011 Inducement Plan (as amended and restated to date, the “Plan”). The registrant hereby incorporates by reference the contents of the Prior Registration Statements to the extent not otherwise amended or superseded by the contents of this Registration Statement.

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register under the Securities Act of 1933, as amended, the offer and sale of an additional 2,500,000 shares of Common Stock pursuant to the Plan. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the Plan, are incorporated herein by reference and made part of this Registration Statement, except as amended, supplemented, or superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed by the registrant with the SEC are hereby incorporated by reference in this registration statement:
(1)The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025;
(2)The registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 8, 2025 and August 5, 2025, respectively.

(3)The registrant’s Current Reports on Form 8-K filed with the SEC on January 21, 2025, January 30, 2025, March 14, 2025, April 7, 2025, April 22, 2025, June 13, 2025, July 7, 2025, and July 10, 2025; and

(4)The description of the registrant’s common stock contained in the registrant’s Registration Statement on Form 8-A filed with the SEC on January 28, 2011 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.3 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 21, 2020).
All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this registration statement.
Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.    Exhibits.

Exhibit No.	Description
5.1	Opinion of Perkins Coie LLP.
23.1	Consent of KPMG LLP.
23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1).
24.1	Power of Attorney (see signature page of this Registration Statement).
99.1	Pacira BioSciences, Inc. Amended and Restated 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed on June 13, 2025).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on August 5, 2025.

PACIRA BIOSCIENCES, INC.
/s/ FRANK D. LEE
Frank D. Lee Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Frank D. Lee, Shawn M. Cross and Kristen Williams, or any of them, as attorneys-in-fact, with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated and on August 5, 2025.

Principal Executive Officer	Directors

/s/ FRANK D. LEE	/s/ MARCELO BIGAL	/s/ ABRAHAM CEESAY
Frank D. Lee	Marcelo Bigal	Abraham Ceesay
Chief Executive Officer and Director
	/s/ CHRISTOPHER J. CHRISTIE	/s/ MARK FROIMSON
Principal Financial Officer	Christopher J. Christie	Mark Froimson

/s/ SHAWN M. CROSS	/s/ MARK KRONENFELD	/s/ MICHAEL YANG
Shawn M. Cross	Mark Kronenfeld	Michael Yang
Chief Financial Officer
	/s/ ALETHIA YOUNG	/s/ LAURA BREGE
Principal Accounting Officer	Alethia Young	Laura Brege
Chair of the Board of Directors
/s/ LAUREN RIKER
Lauren Riker
Senior Vice President, Finance